                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K



                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  June 18, 1998


                             Hybrid Networks, Inc.
            (Exact name of registrant as specified in this charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)


             0-23289                              77-02520931
     (Commission File Number)        (I.R.S. Employer Identification Number)


                  6409 Guadalupe Mines Road, San Jose, CA  95120
            (Address of principal executive offices)    (Zip Code)


                                (408) 323-6250
             (Registrant's Telephone Number, Including Area Code)


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ITEM 5.   OTHER EVENTS

          The following press release was issued on June 18, 1998:

COOPERS & LYBRAND NOTIFIES HYBRID NETWORKS THAT AUDITED
FINANCIAL STATEMENTS SHOULD NO LONGER BE RELIED UPON

Thursday, June 18, 1998

          SAN JOSE, CALIFORNIA - Hybrid Networks, Inc. (NASDAQ:HYBR), today announced that Coopers & Lybrand, the Company's independent accountants, have notified the Company that its reports with respect to the financial statements of the Company as of December 31, 1997 and for the year then ended, and as of September 30, 1997 and for the nine months then ended, should no longer be relied upon and that Coopers & Lybrand's consent included with the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on May 7, 1998 in connection with the pending acquisition by the Company of Pacific Monolithics, Inc., was being withdrawn.

          The previously announced review of the Company's financial statements is continuing. Consequently, until the review is finished, the Company is not in a position to indicate whether the previously announced results for prior periods would be changed. Further the Company is not able to indicate what impact the continuing review of the Company's financial statements and the withdrawal of Coopers & Lybrand's consent may have on the pending merger of the Company and Pacific Monolithics, Inc.

          HYBRID NETWORKS, INC., BASED IN SAN JOSE, CA, IS A BROADBAND ACCESS EQUIPMENT COMPANY THAT DESIGNS, DEVELOPS, MANUFACTURES AND MARKETS CABLE AND WIRELESS SYSTEMS THAT PROVIDE HIGH SPEED ACCESS TO THE INTERNET AND CORPORATE INTRANETS FOR BOTH BUSINESSES AND CONSUMERS. HYBRID'S CUSTOMERS INCLUDE CABLE OPERATORS, BROADBAND WIRELESS SYSTEM OPERATORS, INTERNET SERVICE PROVIDERS, RESELLERS AND OTHER BUSINESSES.

          CERTAIN STATEMENTS MADE IN THIS PRESS RELEASE WITH RESPECT TO THE COMPANY ARE FORWARD LOOKING STATEMENTS AND INVOLVE UNCERTAINTIES AND RISKS. THE RESULTS OF THE COMPANY'S ACTUAL PERFORMANCE COULD DIFFER MATERIALLY FROM SUCH FORWARD LOOKING STATEMENTS.

FOR MORE INFORMATION SEE THE HYBRID NETWORKS WEB SITE AT HTTP://WWW.HYBRID.COM OR CALL INVESTOR RELATIONS AT (408) 323-6295.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to report to be signed on its behalf by the undersigned, thereunto duly authorized.





Dated:  June 19, 1998              Hybrid Networks, Inc.



                                   By: /s/ Carl S. Ledbetter
                                      ______________________________
                                      Carl S. Ledbetter
                                      Chairman, President and
                                      Chief Executive Officer



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